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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92379 and 333-45854) of Aptimus, Inc. of our report dated February 28, 2001 relating to the financial statements and financial statement schedule which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

Seattle, Washington
April 11, 2001